          As filed with the Securities and Exchange Commission on April 17, 2002
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                           __________________________

                                TARANTELLA, INC.
                    (Formerly The Santa Cruz Operation, Inc.)
               (Exact name of issuer as specified in its charter)
                           __________________________

            California                               94-2549086
     (State of incorporation)         (I.R.S. Employer Identification Number)

                               425 Encinal Street
                            Santa Cruz, CA 95061-1900
                    (Address of principal executive offices)
                           __________________________

                        1993 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)
                           __________________________

                                Steven M. Sabbath
          Senior Vice President, Law & Corporate Affairs and Secretary
                                TARANTELLA, INC.
                    (FORMERLY THE SANTA CRUZ OPERATION, INC.)
                               425 Encinal Street
                            Santa Cruz, CA 95061-1900
                                 (831) 427-7222
  (Name, address, including zip code and telephone number, including area code, of agent for service)
                           __________________________

                                   Copies to:
                              Michael Danaher, Esq.
                     Wilson Sonsini Goodrich & Rosati, P.C.
                               650 Page Mill Road
                           Palo Alto, California 94304
                           __________________________

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          Proposed               Proposed
                                                                           Maximum                Maximum             Amount of
          Title of Securities                   Amount to be           Offering Price            Aggregate           Registration
            to be Registered                     Registered               Per Share           Offering Price             Fee
====================================================================================================================================
 Common Stock, no par value
   1993 Employee Stock Purchase Plan           250,000 shares              $0.3825  (1)         $95,625.00              $8.80
------------------------------------------------------------------------------------------------------------------------------------
     TOTAL                                     250,000 shares                                   $95,625.00              $8.80
====================================================================================================================================

(1) The Proposed Maximum Offering Price Per Share has been estimated in accordance with Rule 457(h) of the Securities Act of 1933 solely for the purpose of calculating the registration fee. The computation is based upon 85% (see explanation in following sentence) of the average of the high and low price per share of the Common Stock as reported on the Nasdaq National Market on April 12, 2002, because the price at which the shares to be purchased in the future are not currently determinable. Pursuant to the Employee Stock Purchase Plan, which plan is incorporated by reference herein, the Purchase Price of a share of Common Stock shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or the Exercise Date, whichever is lower.
================================================================================

                       REGISTRATION STATEMENT ON FORM S-8

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents and information previously filed with the Securities and Exchange Commission by Tarantella, Inc. (the "Company") are hereby incorporated by reference in this Registration Statement:

         (a) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed April 1, 1993 pursuant to
Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         (b) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed September 18, 1997 pursuant to Section 12(g) of the Exchange Act; and as subsequently amended by the Form 8-A/A filed on March 3, 1999.

         (c) The Company's Annual Report on Form 10-K for the year ended September 30, 2001 filed pursuant to Section 13 of the Exchange Act; filed as of December 21, 2001.

         (d) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2001 filed pursuant to Section 13 of the Exchange Act.

         (e) The Company's Proxy Statement for its Annual Meeting of Stockholders held on February 21, 2002.

         (f)   The Company's current report on Form 8-K dated April 12, 2002.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities registered have been sold or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Further, the Company's Articles of Incorporation and Bylaws provide for indemnification of certain agents to the maximum extent permitted by the California General Corporation Law. Persons covered by this indemnification include any current or former directors, officers, employees and other agents of the Company, as well as persons who serve at the request of the Company as directors, officers, employees or agents of another enterprise.

        In addition, the Company has entered into contractual agreements with each director and certain officers of the Company designated by the Board to indemnify such individuals to the full extent permitted by law. These Agreements also resolve certain procedural and substantive matters that are not covered, or are covered in less detail, in the Bylaws or by the California General Corporation Law.

Item 7. Exemption from Registration Claimed.
        -----------------------------------

        Not applicable.

Item 8. Exhibits.
        --------

       Exhibit
       Number                             Description
--------------------  ----------------------------------------------------------

        4.1              1993 Employee Stock Purchase Plan, as amended.

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, PC as to legality of securities being registered.

       23.1              Consent of Deloitte & Touche LLP

       23.2              Consent of PricewaterhouseCoopers LLP

       23.3 Consent of Wilson Sonsini Goodrich & Rosati, PC (contained in Exhibit 5.1).

       24.1              Power of Attorney (see page II-5).

Item 9.   Undertakings.
          ------------

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Cruz, State of California, on this 16th day of April, 2002.

                                        TARANTELLA, INC.


                                        /s/ Steven M. Sabbath
                                        ---------------------------------------
                                        Steven M. Sabbath, Esq.
                                        Senior Vice President, Law and Corporate
                                        Affairs, and Secretary

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Douglas L. Michels and Steven M. Sabbath, and each of them acting individually, as his attorney-in-fact, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities on April 16, 2002:

           Signature                                  Title
---------------------------------  ---------------------------------------------

    /s/ Douglas L. Michels         President, Chief Executive Officer and
---------------------------------
      (Douglas L. Michels)         Director (Principal Executive Officer)

        /s/ Randy Bresee           Senior Vice President and Chief
---------------------------------
         (Randy Bresee)            Financial Officer

         /s/ Alok Mohan            Chairman, Board of Directors
---------------------------------
          (Alok Mohan)

        /s/ Ninian Eadie           Director
---------------------------------
         (Ninian Eadie)

       s/ Ronald Lachman           Director
---------------------------------
          (Ronald Lachman)

       /s/ Robert M. McClure       Director
---------------------------------
       (Robert M. McClure)

      /s/ R. Duff Thompson         Director
---------------------------------
       (R. Duff Thompson)

    /s/ Gilbert P. Williamson      Director
---------------------------------
    (Gilbert P. Williamson)

                                TARANTELLA, INC.

                       REGISTRATION STATEMENT ON FORM S-8

                                INDEX TO EXHIBITS

      Exhibit
      Number                              Description
-------------------  -----------------------------------------------------------

        4.1            1993 Employee Stock Purchase Plan, as amended.

        5.1 Opinion of Wilson Sonsini Goodrich & Rosati, PC as to legality of securities being registered.

       23.1            Consent of Deloitte & Touche LLP.

       23.2            Consent of PricewaterhouseCoopers LLP

       23.3 Consent of Wilson Sonsini Goodrich & Rosati, PC (contained in Exhibit 5.1).

       24.1            Power of Attorney (see page II-5).